UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 13, 2021

Sunstone Hotel Investors, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32319	20-1296886
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Spectrum Center Drive, 21st Floor Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

(949) 330-4000

(Registrant’s telephone number including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	SHO	New York Stock Exchange
Series F Cumulative Redeemable Preferred Stock, $0.01 par value	SHO.PRF	New York Stock Exchange
Series H Cumulative Redeemable Preferred Stock, $0.01 par value	SHO.PRH	New York Stock Exchange
Series I Cumulative Redeemable Preferred Stock, $0.01 par value	SHO.PRI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modification to Rights of Security Holders.

On July 16, 2021 Sunstone Hotel Investors, Inc. (the “Company”) issued 4,000,000 shares of 5.70% Series I Cumulative Redeemable Preferred Stock, par value $0.01 per share (“Series I Preferred Stock”). As set forth in the Articles Supplementary to the Company’s Articles of Amendment and Restatement, as amended and supplemented (the “Articles Supplementary”), establishing the rights and preferences of the Series I Preferred Stock filed with the State Department of Assessments and Taxation of the State of Maryland on July 15, 2021, the Series I Preferred Stock ranks senior to the Company’s common stock, par value $0.01 per share (“Common Stock”), and on parity with the Company’s 6.450% Series F Cumulative Redeemable Preferred Stock, the Company’s Series G Cumulative Redeemable Preferred Stock, the Company’s 6.125% Series H Cumulative Redeemable Preferred Stock and future capital stock that the Company may later authorize or issue and that by their terms are on a parity with the Series I Preferred Stock. Holders of Series I Preferred Stock, when and as authorized by the board of directors of the Company, are entitled to cumulative cash dividends at the rate of 5.70% per annum of the $25.00 per share liquidation preference per share, equivalent to $1.4250 per annum per share. Dividends are payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, commencing October 15, 2021. In addition to other preferential rights, the holders of Series I Preferred Stock are entitled to receive the liquidation preference, which is $25.00 per share, before the holders of Common Stock in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company’s affairs.

Generally, Series I Preferred Stock are not redeemable by the Company prior to July 16, 2026. However, upon the occurrence of a “Change of Control” (as defined below), holders of Series I Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date (as defined below), the Company has provided or provides notice of its election to redeem the Series I Preferred Stock) to convert some or all of the Series I Preferred Stock (the “Change of Control Conversion Right”) into a number of shares of Common Stock per Series I Preferred Stock to be converted equal to the lesser of:

•	the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series I preferred dividend payment and prior to the corresponding Series I preferred dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Share Price (as defined below); and

•	4.1425 (the “Share Cap”), subject to certain adjustments;

subject, in each case, to provisions for the receipt of alternative consideration, as described in the Articles Supplementary.

If the Company has provided or provides a redemption notice, whether pursuant to the Company’s special optional redemption right in connection with a Change of Control or the Company’s optional redemption right, holders of Series I Preferred Stock will not have any right to convert their shares of Series I Preferred Stock in connection with the Change of Control Conversion Right and any shares of Series I Preferred Stock subsequently selected for redemption that have been tendered for conversion will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.

A “Change of Control” is when, after the original issuance of the Series I Preferred Stock, the following have occurred and are continuing:

•	the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of the Company entitling that person to exercise more than 50% of the total voting power of all shares of the Company entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•	following the closing of any transaction referred to in the bullet above, neither the Company nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the New York Stock Exchange (the “NYSE”), the NYSE American LLC (the “NYSE American”) or the Nasdaq Stock Market (“Nasdaq”) or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or Nasdaq.

The “Change of Control Conversion Date” will be a business day that is no less than 20 days nor more than 35 days after the date on which the Company provides the required notice of the occurrence of a Change of Control to the holders of Series I Preferred Stock.

The “Common Share Price” will be: (i) if the consideration to be received in the Change of Control by holders of shares of the Company’s Common Stock is solely cash, the amount of cash consideration per share of Common Stock, and (ii) if the consideration to be received in the Change of Control by holders of shares of the Company’s Common Stock is other than solely cash, the average of the closing price per share of Common Stock on the 10 consecutive trading days immediately preceding, but not including, the effective date of the Change of Control.

A complete description of the Series I Preferred Stock is contained in the Articles Supplementary incorporated by reference as Exhibit 3.1 to this Current Report on Form 8-K.

On July 16, 2021, the Company, as the sole managing member of Sunstone Hotel Partnership, LLC, its wholly owned subsidiary (the “Operating Partnership”), executed the Eighth Amended and Restated Limited Liability Company Agreement of the Operating Partnership (the “LLC Agreement”), among other things, creating a series of preferred units (the “Series I Preferred Units”) that mirrors the rights and preferences of the Series I Preferred Stock described above. At the closing of the offering, the proceeds were contributed by the Company to the Operating Partnership in exchange for 4,000,000 Series I Preferred Units.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change In Fiscal Year.

Information about the Articles Supplementary under Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 8.01. Other Events.

On July 13, 2021, the Company and the Operating Partnership entered into an underwriting agreement dated July 13, 2021 (the “Underwriting Agreement”) with Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, and Raymond James & Associates, Inc., as representatives of the several underwriters named in the Underwriting Agreement, relating to the sale of 4,000,000 shares of the Company’s Series I Preferred Stock in connection with an underwritten public offering (the “Offering”), pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-236538). The Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

On July 13, 2021, the Company provided notice of redemption to the holders of shares of its 6.450% Series F Cumulative Redeemable Preferred Stock, $0.01 par value (the “Series F Preferred Stock”). On August 12, 2021, the Company will redeem all 3,000,000 shares of its Series F Preferred Stock at a price equal to $25.00 per share plus an amount equal to all accrued and unpaid dividends thereon, using a portion of net proceeds received from the Offering. After the redemption date, the Company will have no outstanding shares of Series F Preferred Stock, and all rights of the holders of such shares will be terminated. Because the redemption of the Series F Preferred Stock is a redemption in full, trading of the Series F Preferred Stock on the New York Stock Exchange will cease on the redemption date.

On July 16, 2021, the Company completed the Offering, for net proceeds of approximately $96,850,000 million after deducting the underwriting discount but before deducting any offering expenses. The Offering was made pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-236538), a base prospectus, dated February 20, 2020, included as part of the registration statement, and a prospectus supplement, dated July 13, 2021, filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended. Attached hereto as Exhibit 5.1 is the opinion of Venable LLP relating to the legality of the shares of Series I Preferred Stock issued in connection with the closing of the offering.

Item 9.01. Financial Statements And Exhibits

Exhibit No.	Description
1.1*	Underwriting Agreement, dated July 13, 2021, by and between Sunstone Hotel Investors, Inc. and Sunstone Hotel Partnership, LLC and Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, and Raymond James & Associates, Inc., as representatives of the several underwriters named therein.
3.1	Articles Supplementary designating the Series I Preferred Stock of Sunstone Hotel Investors, Inc. (incorporated by reference herein to Exhibit 3.3 of the Company’s Registration Statement on Form 8-A filed with the SEC on July 15, 2021).
3.2*	Eighth Amended and Restated Limited Liability Company Agreement of Sunstone Hotel Partnership, LLC.
5.1*	Opinion of Venable LLP.
23.1*	Consent of Venable LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sunstone Hotel Investors, Inc.

Date: July 16, 2021	By:	/s/ Bryan A. Giglia
Bryan A. Giglia (Principal Financial Officer and Duly Authorized Officer)